Exhibit 4.1

[Form of Unit Certificate]

NUMBER	UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G275913 200

EAST WEST AVE ACQUISITION CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE RIGHT, WITH EACH RIGHT ENTITLING THE HOLDER TO RECEIVE ONE FOURTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _________________ is the owner of _______________Units of East West Ave Acquisition Corp., a Nevada company (the “Company”), transferrable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Each Unit (the “Unit”) consists of one (1) one share of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company, and one (1) right (each right, a “Right”). Each Right entitles the holder to receive one-fourth (1/4) of one share of the Common Stock upon the Company’s consummation of an initial Business Combination (as defined in the Company’s Amended and Restated Articles of Incorporation and all amendments thereto). The Common Stock and Rights comprising the Units represented by this certificate are not transferable separately prior to [●], 2026, unless ARC Group Securities LLC and Prime Number Capital LLC , as representatives of the underwriters (collectively, the “Representative”), elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Rights are governed by a Rights Agreement, dated as of [_], 2026 (the”Rights Agreement”), between the Company and VStock Transfer LLC, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of the Rights Agent at [*], and are available to any Right holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory

Transfer Agent

EAST WEST AVE ACQUISITION CORP.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	_________Custodian___________
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		____________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Common Stock included in the Units sold in its initial public offering and liquidates because it does not consummate an initial Business Combination within the time period set forth in the Company’s Amended and Restated Articles of Incorporation, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective shares of Common Stock included in the Units represented by this certificate in connection (x) with a general meeting called to approve the initial Business Combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination, or (z) with a shareholder vote to amend the Company’s Amended and Restated Articles of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption inconnection with the Company’s initial business combination or to redeem 100% of the Common Stock included in the units sold in the Company’s initial public offering if it does not consummate an initial Business Combination within the time set forth in the Company’s Amended and Restated Articles of Incorporation or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.